Exhibit 10.17(1)

Execution Version

ASSUMPTION AND SUPPLEMENT TO GUARANTY AGREEMENT
This Assumption and Supplement to Guaranty Agreement (the “Agreement”) is dated as of this 26th day of April, 2024, made by each of (i) SanDisk Technologies, Inc., a Delaware corporation and (ii) SanDisk Corporation, a Delaware corporation (the “New Guarantors” and each a “New Guarantor”);
WITNESSETH THAT:
WHEREAS, Western Digital Corporation, a Delaware corporation (the “Lead Borrower”) and certain affiliates of the Lead Borrower from time to time party thereto, have executed and delivered to the Administrative Agent for the Guaranteed Creditors that certain Guaranty Agreement dated as of June 20, 2023 (such Guaranty Agreement, as the same may from time to time be extended, renewed, amended, restated, refinanced, replaced, amended and restated, supplemented or otherwise modified, including supplements thereto which add or substitute parties as Guarantors thereunder, being hereinafter referred to as the “Guaranty”) pursuant to which such affiliates (the “Existing Guarantors”) have guaranteed to the Guaranteed Creditors, the full and prompt payment of, among other things, any and all indebtedness, obligations and liabilities of the Borrowers arising under or relating to the Loan Agreement as defined therein; and
WHEREAS, each New Guarantor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Guaranteed Creditors to the Borrowers;
NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrowers by the Guaranteed Creditors from time to time, each New Guarantor hereby agrees as follows:
1.    Each New Guarantor acknowledges and agrees that it shall become a “Guarantor” party to the Guaranty effective upon the date of each New Guarantor’s execution of this Agreement and the delivery of this Agreement to the Administrative Agent on behalf of the Guaranteed Creditors, and that upon such execution and delivery, all references in the Guaranty to the terms “Guarantor” or “Guarantors” shall be deemed to include such New Guarantor.
2.    Each New Guarantor hereby assumes and becomes liable (jointly and severally with all the other Guarantors) for the Guaranteed Obligations (as defined in the Guaranty) and agrees to pay and otherwise perform all of the obligations of a Guarantor under the Guaranty according to, and otherwise on and subject to, the terms and conditions of the Guaranty to the same extent and with the same force and effect as if such New Guarantor had originally been one of the Existing Guarantors under the Guaranty and had originally executed the same as such an Existing Guarantor.

3.    Each New Guarantor acknowledges and agrees that, as of the date hereof, such New Guarantor makes each and every representation and warranty that is set forth in Section 14 of the Guaranty.
4.    All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Guaranty, except that any reference to the term “Guarantor” or “Guarantors” and any provision of the Guaranty providing meaning to such term shall be deemed a reference to the Existing Guarantors and each New Guarantor. Except as specifically modified hereby, all of the terms and conditions of the Guaranty shall stand and remain unchanged and in full force and effect.
5.    No reference to this Agreement need be made in the Guaranty or in any other document or instrument making reference to the Guaranty, any reference to the Guaranty in any of such to be deemed a reference to the Guaranty as modified hereby.
6.    All communications and notices hereunder shall be in writing and given as provided in Section 17 of the Guaranty and to the following address for each New Guarantor.

Address:
3355 Michelson Drive, Suite 100
Irvine, California 92612
Attention: Chief Legal Officer
Telephone: (949) 672-7000
Facsimile: (949) 672-9612

7.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SANDISK CORPORATION

By:	/s/ Grace Lin
Name: Grace Lin
Title: Vice President, Treasury

SANDISK TECHNOLOGIES, INC.

By:	/s/ Grace Lin
Name: Grace Lin
Title: Vice President, Treasury

[Signature Page to Supplement to Guaranty Agreement -Amended and Restated Loan Agreement]

Acknowledged and agreed as of the date first above written.

JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Guaranteed Creditors

By:	/s/ Timothy Lee
Name: Timothy Lee
Title: Executive Director

[Signature Page to Supplement to Guaranty Agreement -Amended and Restated Loan Agreement]